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                               CIGNA CORPORATION
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

This Agreement made as of the 31st day of October, 1988, between ROBERT D. KILPATRICK ("R.D.K.") and CIGNA Corporation, a Delaware corporation with its principal place of business in Philadelphia, Pennsylvania ("CIGNA")

                             W I T N E S S E T H :

     WHEREAS, R.D.K. and CIGNA wish to enter into this Agreement in order to supplement any retirement benefits accruing to R.D.K. pursuant to any qualified or non-qualified pension plans of CIGNA ("Pension Plans").

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto agree as follows:

     1. Normal Supplemental Retirement Benefit. In consideration of R.D.K.'s long and significant employment, CIGNA agrees that, effective March 1, 1989, R.D.K. will receive pursuant to this Agreement a Supplemental Retirement Benefit payable monthly. The annual amount of this Supplemental Retirement Benefit shall equal:
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          a.  $37,000 a year (reflecting both lost salary and
              incentive-related compensation because of
              R.D.K.'s early retirement and the salary R.D.K. would have earned in the four-month period of November 1, 1988 to February 28, 1989); plus

          b. An amount equal to 20% of any excess over $280,000 of any bonus awarded to R.D.K. in March
              1989 for 1988 performance.

     2. Post-Retirement Surviving Spouse Benefit. If R.D.K. is married on the date of his death to the spouse he had on November 1, 1988, such surviving legal spouse shall be entitled to a supplemental retirement income benefit under this Agreement. This benefit shall be 30% of the annual
Supplemental Retirement Benefit R.D.K. was receiving, or entitled to receive, pursuant to Paragraph 1 above, and shall be payable to R.D.K.'s spouse beginning with the month following the later of March 31, 1989 or the date of R.D.K.'s death and shall continue until her death. This benefit shall be paid regardless of whether R.D.K. elects one of the optional forms of supplemental benefits provided in Paragraph 3 below.

     3.   Optional Forms of Supplemental Benefits. Prior to
March 31, 1989 R.D.K. may elect in writing to receive the

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Supplemental Retirement Benefit provided by this Agreement in one of the optional forms provided under Section 5.04 of the CIGNA Supplemental Pension Plan, as amended.

     IN WITNESS WHEREOF, the parties have hereto set their hands and seals intending to be legally bound hereby as of the day and year first above written.


                                       CIGNA CORPORATION


                                       By:__________________________


                                       _____________________________
                                           Robert D. Kilpatrick

                                       Date: MARCH 23, 1989

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